Exhibit 1.1

EXECUTION COPY

DELHAIZE GROUP SA/NV

$300,000,000

5-7/8% Senior Notes due 2014

UNDERWRITING AGREEMENT

January 27, 2009

Banc of America Securities LLC

J. P. Morgan Securities Inc.

Underwriting Agreement

January 27, 2009

BANC OF AMERICA SECURITIES LLC

J. P. MORGAN SECURITIES INC.

    As Representatives of the several Underwriters

c/o BANC OF AMERICA SECURITIES LLC

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Introductory. Delhaize Group SA/NV, a Belgian société anonyme (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $300,000,000 aggregate principal amount of the Company’s 5-7/8% Notes due 2014 (the “Notes”). The Notes benefit from the guarantees (with respect to the Notes, the “Guarantees”, and together with the Notes, the “Securities”) of Delhaize America, Inc. (“Delhaize America”) and the other direct and indirect subsidiaries of the Company (collectively, the “Guarantors”) that are party to the Cross-Guarantee Agreement dated as of May 21, 2007 (the “Cross-Guarantee Agreement”). In this Agreement, the term “Notes” refers to the Notes represented by CDIs (as defined below), unless the context requires the reference be to the underlying Notes. Banc of America Securities LLC and J. P. Morgan Securities Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

The Notes will be issued pursuant to an indenture, to be dated on or about February 2, 2009, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, to be dated on or about February 2, 2009, between the Company and the Trustee (as supplemented, the “Indenture”). The Notes will be issued in bearer form through the facilities of the X/N System (as defined below) including through Euroclear and will be represented by certificated depositary interests (“CDIs”) issued by The Bank of New York Mellon, as CDI Depositary (the “CDI Depositary”) in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, dated June 27, 2007 (the “DTC Agreement”), between the Trustee and the Depositary and a Deposit Agreement among the Company, the CDI Depositary and the owners from time to time of beneficial interests in any CDIs (the “Deposit Agreement”). Pursuant to the terms of the Notes and the Indenture, investors who acquire Notes shall be deemed to have agreed that Notes may be held only by eligible investors referred to in Article 4 of the Belgian Royal Decree of May 26, 1994 holding an interest in the Notes directly or indirectly through an exempt account with the X/N system operated by the National Bank of Belgium (the “X/N System”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-156957), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes and the guarantees thereof, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, as it may be amended, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, as they may be supplemented or amended. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act prior to 4:45 p.m. New York time on January 27, 2009 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or pursuant to its Interactive Data Electronic Applications (“IDEA”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company

The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

a) Compliance with Registration Requirements. The Company meets the requirements for use of Form F-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”), and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 10(b) hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated January 27, 2009, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 10(b) hereof.

c) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

d) Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 10(b) hereof.

f) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or the Registration Statement.

g) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

h) Accuracy of Statements in Prospectus. The statements in each of the Preliminary Prospectus and the Prospectus, as applicable, under the captions “Description of the Notes,” “Description of Debt Securities,” “Description of Certain Other Indebtedness,” “Description of Guarantees,” “ERISA Considerations,” and “Tax Considerations”, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein, subject to the qualifications and assumptions stated therein.

i) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with or submitted to the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

j) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as (i) rights to indemnification and contribution hereunder may be limited by applicable law and (ii) the enforcement hereof may be limited (A) by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and (B) by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

k) Authorization of the Agency Agreement and the Deposit Agreement. Each of the Agency Agreement to be dated on or about February 2, 2009 among the Company, the Trustee and ING Belgium SA/NV as principal paying agent and the Deposit Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company enforceable in accordance with its terms, except as the enforcement thereof may be limited (i) by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or (ii) by general equitable principles.

l) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated and delivered and paid for in the manner provided for in the Indenture, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited (i) by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and (ii) by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture .

m) Authorization of the Cross-Guarantee Agreement. The Cross-Guarantee Agreement has been duly authorized and executed by the Company and each of the Guarantors and constitutes valid and binding agreements of the Company and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited (i) by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and (ii) by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

n) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited (i) by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and (ii) by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

o) Approval of Change of Control Provision. The Company’s ordinary general meeting of shareholders held on May 22, 2008 has validly approved the change of control put option allowing holders of the Notes to obtain the repurchase of their Notes at 101% of the aggregate principal amount of the Notes, in the instances and subject to the terms and conditions of the Notes.

p) Description of the Notes, the Indenture, the Deposit Agreement, the Guarantees and the Cross Guarantee Agreement. The Notes, the Indenture and the Deposit Agreement will conform and the Guarantees and the Cross-Guarantee Agreement do conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus.

q) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its wholly-owned subsidiaries or, except for dividends paid on a pro rata basis in the ordinary course, any of its other subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

r) Independent Accountants. Deloitte Reviseurs d’Entreprises SC sfd SCRL, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board, and any non-audit services provided by Deloitte Reviseurs d’Entreprises SC sfd SCRL to the Company have been approved by the Audit Committee of the Board of Directors of the Company or pre-approved by such committee under the Company’s pre-approval policy adopted by the Audit Committee.

s) Preparation of the Financial Statements. The financial statements together with the related schedules and notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in accordance with the accounting principles established by the International Financial Reporting Standards as issued by the International Accounting Standards Board, and as adopted by the European Union (“IFRS”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements are required under the Securities Act to be included in the Registration Statement. The selected financial data included in the Preliminary Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited annual financial statements and unaudited interim financial statements incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus.

t) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly formed and is validly existing and each of the Guarantors is in good standing under the laws of the jurisdiction of its formation and each of the Company and its subsidiaries has corporate or other entity power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform (i) in the case of the Company, its obligations under the Deposit Agreement, the Notes and the Indenture, (ii) in the case of each of the Company and Delhaize America, its obligations under this Agreement and (iii) in the case of each of the Company and the Guarantors, its obligations under the Cross-Guarantee Agreement. Each of the Company and each subsidiary is duly qualified to transact business and each Guarantor is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding shares of capital stock or other equity interest of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (collectively, “Liens”). The Company does not have any subsidiary not listed on Exhibit 8.1 to the Annual Report on Form 20-F for the year ended December 31, 2007 (the “Annual Report on Form 20-F”) which is required to be so listed for such period.

u) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus, as the case may be).

v) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, charter or bylaws or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise agreement, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, the Deposit Agreement, the Cross-Guarantee Agreement and the Indenture and the issuance and delivery of the Securities and consummation of the transactions contemplated hereby and thereby and, by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles of incorporation, charter or bylaws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative rule, regulation or administrative or court decree applicable to the Company or any subsidiary, except, in the case of clause (iii) above, where such violation would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s or any Guarantor’s execution, delivery and performance of, as applicable, this Agreement, the Deposit Agreement, the Cross-Guarantee Agreement or the Indenture, or the issuance and delivery of the Securities or consummation of the transactions contemplated hereby and thereby, by the Disclosure Package or by the Prospectus, except (i) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, (ii) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (iii) such as may be required from the Financial Industry Regulatory Authority (the “FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf), the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

w) No Material Actions or Proceedings. Except as disclosed in the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries and any such action, suit or proceeding, if determined adversely to the Company or such subsidiary, would result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries, or, to the best of the Company’s knowledge, with the employees of any principal supplier of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.

x) Intellectual Property Rights. The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change.

y) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate non-U.S., U.S. federal or state regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess or make the same would not, individually or in the aggregate, result in a Material Adverse Change, and, except as disclosed in the Disclosure Package, neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

z) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(s) hereof (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any Liens, equities, claims and other defects, except such that (i) do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary, or (ii) could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases (assuming such leases are binding and enforceable against the other parties thereto), with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

aa) Tax Law Compliance. The Company and its subsidiaries have filed all necessary material non-U.S., U.S. federal, state and local income and franchise tax returns or have properly requested extensions thereof and, to the extent due and payable, have paid all material taxes required to be paid by any of them and any related or similar material assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(s) above in respect of all material non-U.S., U.S. federal, state and local income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

bb) Company Not an Investment Company. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). The Company is not, and after receipt of payment for the Securities will not be an “investment company” within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

cc) Insurance. The Company is self-insured for workers’ compensation, general liability, vehicle accident and druggist claims in the U.S. Delhaize America is insured for costs related to covered claims, including defense costs, in excess of these retentions. The Company’s self-insurance liability is determined actuarially, based on claims filed and an estimate of claims incurred but not reported (“IBNR”). The significant assumptions used in the development of the actuarial estimates are based upon the Company’s historical claims data, including the average monthly claims and the average duration between incurrence and payment. The Company is also self-insured in the United States for health care which includes medical, pharmacy, dental and short-term disability. The self-insurance liability for IBNR claims is estimated quarterly by management based on available information and takes into consideration actuarial evaluations determined annually based on historical claims experience, claims processing procedures and medical cost trends. Each of the Company and its subsidiaries are insured by recognized, and to the best of the Company’s knowledge, financially sound institutions, with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses taking into account the Company and its subsidiaries’ level of risk and the cost of insurance coverage including, without limitation, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither of the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

dd) No Price Stabilization or Manipulation. None of the Company or any of the Guarantors has taken and will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company or a Guarantor to facilitate the sale or resale of the Securities.

ee) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required under the Securities Act to be described in the Preliminary Prospectus or the Prospectus that have not been described as required.

ff) Solvency. Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent, except (in the case of clauses (i) and (ii) in the definition of “Solvent” below) with respect to such Guarantors as have consolidated revenues and assets that do not, in the aggregate, exceed 5% of the Company’s consolidated revenues and assets as of and for the year ended December 31, 2007. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, taking into account the timing of and amounts of cash to be received by such Person and its subsidiaries, taken as a whole, and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person and its subsidiaries, taken as a whole and (iv) such person does not have unreasonably small capital, taking into account the particular capital requirements of such Person and its projected capital requirements and availability.

gg) Compliance with Sarbanes-Oxley. The Company and its subsidiaries and, to the best of the Company’s knowledge, their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), including Section 402 related to loans and Sections 302 and 906 related to certifications.

hh) Company’s Accounting System. The Company maintains a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness (whether or not remediated) in the Company’s internal control over financial reporting (ii) to the best of the Company’s knowledge, no significant deficiency that has not been remediated or is not in the process of remediation in the Company’s internal control over financial reporting and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

ii) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.

jj) Compliance with Environmental Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any non- U.S., U.S. federal, state or local law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

kk) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

ll) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

mm) Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board or any similar body outside the United States, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

nn) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary (acting in such capacity), has made any contribution or other payment to any official of, or candidate for, any non-U.S., U.S. federal or state office in violation of any law or of the character necessary to be disclosed in the Disclosure Package and the Prospectus in order to make the statements therein not materially misleading.

oo) Statistical and Market-Related Data. Any statistical and market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources where necessary.

pp) No Conflict with Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

qq) No Conflict with OFAC Laws. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

rr) Suppliers. No supplier of merchandise to the Company or any of its subsidiaries has ceased shipments to the Company or any of its subsidiaries, other than in the normal and ordinary course of business consistent with past practices, which cessation would not reasonably be expected to result in a Material Adverse Change.

ss) No Income, Withholding or Other Taxes. Except as disclosed in the Disclosure Package and the Prospectus, under current laws and regulations of Belgium and the United Kingdom (each, a “Relevant Jurisdiction”, and collectively, the “Relevant Jurisdictions”) and any political subdivisions and taxing authorities thereof or therein, all interest, principal, premium, if any, and other payments due or made on the Notes may be paid by the Company to the holders thereof in U.S. Dollars that may be converted into foreign currency and freely transferred out of each of the Relevant Jurisdictions and all such payments made to holders thereof who are non-residents of the Relevant Jurisdictions will not be subject to income, withholding or other taxes under laws and regulations of any of the Relevant Jurisdictions for tax purposes or any political subdivision or taxing authority thereof or therein (provided that this clause does not apply to any tax of whatever nature that may be imposed by a Relevant Jurisdiction as a result of Notes being held through a permanent establishment, branch, agency or a fixed base situated in such Relevant Jurisdiction) and any tax that may be imposed by a Relevant Jurisdiction pursuant to the Directive 2003/48/CE on the taxation of savings income (provided that the holder is not an individual resident in a member state of the European Union) and without the necessity of obtaining any governmental authorization in any of the Relevant Jurisdictions or any political subdivision or taxing authority thereof or therein, provided in the case of the United States that either (i) the payments are made to a “clearing organization” within the meaning of U.S. Treasury Regulation Section 1.6049- 4(c)(1)(ii)(M), or (ii) the holder has provided the Company or the relevant paying agent with an applicable Form W-8.

tt) No Transfer, Stamp Duty or Other Taxes or Duties. No capital, transfer, stamp duty, stamp duty reserve or other documentary, issuance or transfer taxes or duties are payable by or on behalf of the Underwriters in any Relevant Jurisdiction, or any political subdivision or taxing authority thereof or therein on (i) the creation, issue or delivery by the Company of the Notes pursuant hereto or the sale thereof, (ii) the execution of the Indenture, the Cross Guarantee, this Agreement and any documents entered into in connection therewith, or (iii) the consummation of the transactions contemplated by this Agreement.

uu) No Violation of Competition Laws. Except as disclosed in the Disclosure Package, neither the Company nor any of its subsidiaries, is currently or has reason or notice to believe that it will be in the future a party to, or directly or indirectly concerned in, an agreement, arrangement, understanding or practice (whether or not legally binding) which has been, is or may (i) contravene any treaty, regulation or directive of the European Community relating to competition or restraint of trade, or any local competition or restraint of trade laws of any other jurisdiction; (ii) be registrable, unenforceable or void or rendering the Company or any of its other subsidiaries, or any of its other respective officers, directors or employees liable to administrative, civil or criminal proceedings under any competition legislation, or restraint of trade regulation or similar legislation, or (iii) be the subject of any investigation by an competent authority in respect of any provision of any competition legislation, or restraint of trade regulation or similar legislation in any jurisdiction. Neither the Company nor any of its other subsidiaries, is currently, or has reason to believe that it will be, engaged in (whether on its own or jointly with any other person) any conduct which amounts to the abuse of a dominant position in a market which may affect competition within the European Union or any part of it.

vv) Antitrust Authority. All prior acquisitions, joint ventures and partnership transactions involving the Company or any of its other subsidiaries have been duly cleared by the competent antitrust authorities, where needed.

ww) Accuracy of Exhibits. There are no franchise agreements, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

Any certificate signed by an officer of the Company or Delhaize America and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or Delhaize America to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

a) The Securities. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, severally and not jointly, and the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite their names on Schedule A at a purchase price of 99.067% of the principal amount of the Securities, payable on the Closing Date, which reflects the underwriting discount to which the Underwriters are entitled. The Company will not be obligated to deliver any of the Securities except upon payment for all of the Securities as provided herein.

b) The Closing Date. Delivery of the global note to be purchased by the Underwriters and payment therefor shall be made at such place and time as shall be agreed to by the Company and the Representatives, on February 2, 2009, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

c) Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Securities as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

d) Payment for the Securities. Payment for the Securities shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Securities that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to ING Belgium SA/NV the global note in bearer form representing the Notes, for deposit in the account of ING Belgium SA/NV in the X/N System. The global notes shall be made available for inspection on the business day preceding the Closing Date at a location in Brussels, Belgium as the Representatives may designate. The Notes will be further credited by ING Belgium SA/NV to the account of The Bank of New York with Euroclear against the irrevocable release of the payment by wire transfer of immediately available funds to the account(s) specified by the

Company to the Underwriters. The Notes shall be represented by CDIs and registered in the name of Cede & Co., as nominee of the Depositary pursuant to the Deposit Agreement. Such CDIs shall be made available for inspection on the business day preceding the Closing Date at a location in New York, New York, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of each of the Underwriters and the Company.

SECTION 3. Covenants of the Company

The Company further covenants and agrees with each Underwriter as follows:

a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer or sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

h) Depositary. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes as represented by CDIs to be eligible for clearance and settlement through the facilities of the Depositary.

i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under the Exchange Act.

j) Agreement Not To Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

k) Rating of the Notes. The Company shall take all reasonable action necessary to enable Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”), and Moody’s Investors Service Inc. (“Moody’s”) to provide their respective credit ratings of the Notes.

l) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Securities, in a form approved by the Underwriters and attached as Exhibit G hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

m) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

o) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

p) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, and each Underwriter represents and agrees that, unless they have obtain the prior consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives and the Company shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives and the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission where required, legending and record keeping

SECTION 5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement, the Deposit Agreement and the Notes, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Representatives, and preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the FINRA of the terms of the sale of the Securities, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for “book-entry” transfer and the issue of CDIs, (x) all expenses incident to the “road show” for the offering of the Securities, if any, including the reasonable cost of transportation and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 5 and Sections 7, 10 and 11 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and Delhaize America set forth in Section 1 hereof as of each Representation Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Deloitte Reviseurs d’Entreprises SC sfd SCRL, independent registered public accounting firm for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus.

c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Deloitte Reviseurs d’Entreprises SC sfd SCRL , independent registered public accounting firm for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 6, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d) No Objection. If the Registration Statement and/or the offering of the Securities has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

e) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change specified in the letter or letters referred to in paragraph (b) of this Section 6 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

f) Disclosure Letter and Opinions of U.S. Counsel and In-House Counsel for the Company. On the Closing Date, the Representatives shall have received (i) a disclosure letter of Hunton & Williams LLP dated as of such Closing Date, the form of which is attached as Exhibit A, and (ii) the favorable opinion , in form and substance satisfactory to the Representatives, of each of (1) Hunton & Williams LLP, U.S. counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B, (2) G. Linn Evans, Assistant General Counsel of Delhaize America, Inc., dated as of such Closing Date, the form of which is attached as Exhibit C, (3) Emily Dickinson, General Counsel of Hannaford Bros. Co., dated as of such Closing Date, the form of which is attached as Exhibit D and (4) Pierson Wadhams Quinn Yates & Coffrin, Vermont Counsel for Martin’s Foods of South Burlington Inc., dated as of such Closing Date, the form of which is attached as Exhibit E.

g) Opinion of Belgian Counsel for the Company. On the Closing Date the Underwriters shall have received the favorable opinion, in form and substance satisfactory to the Underwriters, of Freshfields Bruckhaus Deringer LLP, Belgian Counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit F.

h) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion, in form and substance satisfactory to the Representatives, of Linklaters LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

i) Officers’ Certificates. On the Closing Date, the Representatives shall have received written certificates executed by the Chief Executive Officer of each of the Company and Delhaize America and the Chief Financial Officer or Chief Accounting Officer of the Company and Delhaize America, dated as of such Closing Date, to the effect that:

(i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) the representations and warranties of the Company and Delhaize America set forth in Section 1 hereof were true and correct as of the Execution Time and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

(iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

j) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5, 7, 10, 11 and 17 shall at all times be effective and shall survive such termination.

SECTION 7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 6 or 12, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been incurred by such Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 8. Offer, Sale and Resale Procedures. Each of the Underwriters, on the one hand, and the Company and Delhaize America, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:

(A) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter , severally and not jointly, the Company and Delhaize America represents, warrants and agrees, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000 and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts; or

(iiii) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(B) In relation to the United Kingdom, each Underwriter , the Company and Delhaize America represents, warrants and agrees that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Acts 2000 (“FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not, if the Company was not an authorized person, apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

(C) In relation to Hong Kong, each Underwriter , severally and not jointly, the Company and Delhaize America represents, warrants and agrees that:

(i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(D) In relation to Singapore, each Underwriter , the Company and Delhaize America acknowledges that the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter, severally and not jointly, the Company and Delhaize America represents, warrants and agrees that it has not offered or sold any Notes or caused such Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Notes or cause such Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SECTION 9. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 10. Indemnification.

(a) Indemnification of the Underwriters. Each of the Company and Delhaize America, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or director, officer, employee, or controlling person may become subject, under the Securities Act, the Exchange Act or other non U.S., U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any loss, claim, damage, liability or expense arising out of or based upon the Company’s failure to perform its obligations under Section 3(b) of this Agreement; and to reimburse each Underwriter and each such director, officer, employee and controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are incurred by such Underwriter or such director, officer, employee, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 10(a) shall be in addition to any liabilities that the Company or Delhaize America may otherwise have.

(b) Indemnification of the Company and Delhaize America. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, Delhaize America, each of their respective directors, officers and employees and each person, if any, who controls the Company or Delhaize America within the meaning of the Securities Act or the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) that arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives expressly for use therein; and to reimburse the Company, Delhaize America and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, Delhaize America or such director, officer, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability, expense or action. Each of the Company and Delhaize America hereby acknowledges that the only information that the Underwriters, through the Representatives, have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the names of the Joint Book-Running Managers and Co-Managers on the cover page and the statements set forth in the first and second sentences of the third paragraph, and the seventh paragraph, under the caption “Underwriting”, in the Preliminary Prospectus or the Prospectus. The indemnity agreement set forth in this Section 10(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party (i) for contribution under Section 11 hereof or (ii) otherwise than under the indemnity agreement contained in this Section 10 or (iii) to the extent such indemnifying party is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Sections 10(b) and 11 hereof), representing the indemnified parties who are parties to such action) or (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 10 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party as contemplated by this Section 10 in connection with such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 10, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act, by or on behalf of any indemnified party.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Delhaize America, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Delhaize America, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and Delhaize America, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and Delhaize America, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and Delhaize America, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 10 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 10 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 11; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 10 hereof for purposes of indemnification.

The Company, Delhaize America and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 11.

Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 11, each director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director, officer or employee of the Company or Delhaize America, and each person, if any, who controls the Company or Delhaize America within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and Delhaize America.

SECTION 12. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the NYSE, or trading in securities generally on either the Nasdaq Stock

Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchange by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of U.S. federal, New York, or United Kingdom or Belgian authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 12 shall be without liability on the part of (i) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 5 and 7 hereof, (ii) any Underwriter to the Company, or (iii) any party hereto to any other party except that the provisions of Sections 10, 11 and 17 hereof shall at all times be effective and shall survive such termination.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, Delhaize America and the several Underwriters set forth in or made by or on behalf of the Company, Delhaize America or the Underwriters pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, Delhaize America or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be duly given if mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Representatives:

Banc of America Securities LLC

One Bryant Park

NY1-100-18-03

New York, NY 10036

Facsimile: +1 646-855-5958

Attention: High Grade Transaction Management/Legal

and

J.P. Morgan Securities Inc.

270 Park Avenue

New York, NY 10017

Facsimile: 212 834-6081

Attention: High Grade Syndicate Desk - 8th floor

with a copy to:

Linklaters LLP

1 Silk Street

London, United Kingdom

EC2Y 8HQ

Facsimile: +44 20 7456 2222

Attention: Thomas N. O’Neill III/Luis Roth

If to the Company:

Etablissements Delhaize Frères et Cie “Le Lion” SA/NV

Square Marie Curie 40

1070 Brussels

Belgium

Attention: Richard James and William Schoofs (separate notices to each person)

Fax: +1 704 645 4498 (for Richard James) and +32 2 412 2118 (for William Schoofs)

and

Delhaize America, Inc.

2110 Executive Drive

Salisbury, North Carolina 28147

U.S.A.

Attention: Richard James and G. Linn Evans (separate notices to each person)

Fax: +1 704 645 4498 (for Richard James) and +1 704 645 2090 (for G. Linn Evans)

with a copy to:

Hunton & Williams LLP

1900 K Street, N.W.

Washington D.C., 20006

U.S.A.

Fax: +1 202 779 7435

Attention: J. Steven Patterson

and a copy to:

Freshfields Bruckhaus Deringer LLP

5 Place du Champs de Mars

1050 Brussels

Belgium

Fax: +32 2 404 7605

Attention: Vincent Macq

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 18 hereof, and to the benefit of the indemnified parties referred to in Sections 10 and 11 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities from any of the Underwriters merely by reason of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each of the Company and Delhaize America irrevocably appoints Corporation Service Company as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

(b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company and Delhaize America in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and Delhaize America agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and Delhaize America (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter hereunder.

SECTION 18. Default of One or More of the Several Underwriters. If any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date. If any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 5, 7, 10, 11 and 17 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 18. Any action taken under this Section 18 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 19. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discount, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 20. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 10 and the contribution provisions of Section 11, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 10 and 11 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

DELHAIZE GROUP SA/NV

By:	/s/ Richard James
Name: Richard James
Title: Vice President - Finance

DELHAIZE AMERICA INC.

By:	/s/ Richard James
Name: Richard James
Title: Treasurer

Signature page to Underwriting

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BANC OF AMERICA SECURITIES LLC
J. P. MORGAN SECURITIES INC.
Acting as Representatives of the
several Underwriters named in
the attached Schedule A.

Banc of America Securities LLC

By:	/s/ Peter J. Carbone
Name: Peter J. Carbone
Title: Vice President

J. P. Morgan Securities Inc.

By:	/s/ Maria Sramek
Name: /s/ Maria Sramek
Title: Executive Director

Signature page to Underwriting

SCHEDULE A

Underwriters	Aggregate Principal Amount of Notes to be Purchased
Banc of America Securities LLC	$126,000,000
J. P. Morgan Securities Inc.	126,000,000
BNP Paribas Securities Corp.	9,000,000
Fortis Securities LLC	9,000,000
ING Financial Markets LLC	9,000,000
Wachovia Capital Markets, LLC	9,000,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	3,000,000
BNY Mellon Capital Markets, LLC	3,000,000
Calyon Securities (USA) Inc.	3,000,000
Mitshubishi UFJ Securities International plc	3,000,000
Total	$300,000,000

Sch-1

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated January 27, 2009

Annex-1

EXHIBIT A

Form of Disclosure Letter of Hunton & Williams LLP

1. The Registration Statement, at the time the Registration Statement became effective and at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act (which date is January 27, 2009), the Disclosure Package, at the Initial Sale Time, and the Prospectus, as of its date and as of the Closing Date, complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder, except that in each case, we express no view or belief and make no statement with respect to (i) the financial statements and supporting schedules and other financial and accounting information included or incorporated by reference in, or omitted from, the Registration Statement or the exhibits thereto, the Disclosure Package or the Prospectus and (ii) the Trustee’s statement of eligibility on Form T-1.

2. The documents incorporated by reference in the Disclosure Package and the Prospectus (other than the financial statements and supporting schedules and other financial and accounting information included or incorporated by reference in, or omitted therefrom), as of the respective dates of their filing with the Commission, appeared on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act.

3. No information has come to our attention that causes us to believe that (A) the Registration Statement, when it became effective and at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act (which date is January 27, 2009), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading, (B) the Disclosure Package, as of the Initial Sale Time, included an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (C) the Prospectus, as of its date or as of the Closing Date, included an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that in each case, we express no view or belief and make no statement with respect to (i) the financial statements and supporting schedules and other financial and accounting information included or incorporated by reference in, or omitted from, the Registration Statement or the exhibits thereto, the Disclosure Package or the Prospectus and (ii) the Trustee’s statement of eligibility on Form T-1.

4. No information has come to our attention that causes us to believe that, except as disclosed in the Disclosure Package and the Prospectus, there is any action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Company (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, or (ii) which action, suit, proceeding, inquiry or investigation seeks to enjoin the transactions contemplated by the Underwriting Agreement.

Exhibit-1

EXHIBIT B

Form of Opinion of Hunton & Williams LLP

1. Each Covered Guarantor is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization. Each Covered Guarantor has corporate or limited liability company power and authority, as applicable, to enter into the Cross-Guarantee Agreement.

2. The execution, delivery, and performance of the Cross-Guarantee Agreement by each Covered Guarantor have been duly authorized by all necessary corporate or limited liability company action, as applicable, on the part of each Covered Guarantor. The Cross-Guarantee Agreement has been duly and validly executed and delivered by each Covered Guarantor.

3. The Cross-Guarantee Agreement constitutes a valid and legally binding obligation of each Opinion Entity, enforceable against such entity in accordance with its terms.

4. The Deposit Agreement, the Agency Agreement and the Indenture (assuming the due authentication, execution, and delivery by the Company and the Trustee) each constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

5. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

6. To the extent execution and delivery are governed by Included Laws (as defined below), the Underwriting Agreement has been duly executed and delivered by each of the Company and the Subsidiary.

7. The Senior Notes (assuming the due authentication thereof by the Trustee in accordance with the Indenture) are in the form contemplated by the Indenture, and upon payment therefor and delivery thereof in accordance with the Underwriting Agreement, constitute valid and legally binding obligations of the Company, will be entitled to the benefits provided by the Indenture, and will be enforceable in accordance with their terms.

8. The Indenture, the Deposit Agreement, the Senior Notes and the Guarantees conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

9. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that was filed not more than three years prior to the date of the Underwriting Agreement.

10. The execution and delivery of the Transaction Documents by each of the Company, the Subsidiary and each Guarantor party thereto do not, and the performance of the Transaction Documents by each of the Company, the Subsidiary and each Guarantor party thereto, the incurrence of the obligations under the Transaction Documents by each of the Company, the Subsidiary and each Guarantor party thereto, and the consummation of the transactions

Exhibit-2

contemplated by the Transaction Documents by each of the Company, the Subsidiary and each Guarantor party thereto did not, and will not, (a) breach or result in a default under any Material Agreement, (b) violate any Included Law (as defined below) (other than federal securities laws (including the Trust Indenture Act) and the rules and regulations of the Commission thereunder or the rules and regulations of FINRA, as to which we do not express any opinion), (c) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company, the Subsidiary or any Guarantor pursuant to any Material Agreement or (d) result in a violation of the certificate of incorporation or bylaws, or articles of organization or limited liability company operating agreement, as applicable, of any Covered Guarantor. If any Material Agreement is governed by the laws of a jurisdiction other than New York, we have assumed such Material Agreement is governed under the laws of the State of New York.

11. No consent, authorization or approval or other order of, action by, and no notice to, registration with or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any of the Included Laws for the due execution and delivery of each Transaction Document by each Opinion Entity that is a party thereto and the performance by each such entity of its obligations under each such Transaction Document to which it is a party or the issuance and delivery by the Company of the Senior Notes, or consummation of the transactions contemplated thereby and by the Disclosure Package and the Prospectus except for (i) such Filings as have been obtained or made (but we express no opinion as to any Filing that may be required under state securities or blue sky laws or by the FINRA), (ii) Filings necessary in connection with the exercise of remedies under the Transaction Documents, and (iii) Filings for which the failure to obtain would not have a Material Adverse Effect.

12. To the extent that the laws of the State of New York are applicable, each of the Company and Delhaize America has, pursuant to Section 17 of the Underwriting Agreement, validly submitted to the exclusive jurisdiction of any New York State or Federal court sitting in The City of New York (the “New York Court”) with respect to the proceedings specified therein (a “Underwriting Agreement Proceeding”) (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any New York Court in an Underwriting Agreement Proceeding, as to which such jurisdiction is non-exclusive).

13. None of the Opinion Entities is, and upon the issuance and sale of the Senior Notes as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the U.S. Investment Company Act of 1940, as amended.

14. The statements in each of the Disclosure Package and the Prospectus (a) under the captions “Description of the Notes” and “Description of Debt Securities” (including in each case the other sections of the Disclosure Package and the Prospectus cross-referenced therein) insofar as they summarize the Indenture and the terms of the Senior Notes, the guarantees under the Cross Guarantee Agreement, are correct in all material respects and (b) under the captions “Description of Certain Other Indebtedness—Financing Arrangement of Delhaize America” and “Description of Guarantees,” insofar as they summarize the documents referred to therein, are correct in all material respects.

Exhibit-3

15. The statements in the Disclosure Package and the Prospectus under the caption “Tax Considerations—Material United States Federal Income Tax Considerations” insofar as such statements constitute summaries of certain legal matters, provide in all material respects a fair and accurate summary of the matters referred to therein.

Exhibit-4

EXHIBIT C

Form of Opinion of Assistant General Counsel of Delhaize America, Inc.

1. Each of the Company, Boney and RMS has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. Food Lion has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of North Carolina, with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.

2. Each of the Company, Boney, RMS and Food Lion has the corporate or other entity power to enter into the the Cross-Guarantee Agreement, and the Company has the corporate power to enter into the Underwriting Agreement.

3. Each of the Company, Boney, RMS and Food Lion is duly qualified as a foreign corporation or company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not result in a Material Adverse Change.

4. Each of the Underwriting Agreement and the Cross-Guarantee Agreement has been duly and validly authorized, executed and delivered by the Company.

5. The Cross-Guarantee Agreement has been duly and validly authorized, executed and delivered by each of Boney, RMS and Food Lion.

6. The execution, delivery and performance by each of the Company, Boney, RMS and Food Lion of its obligations under each Transaction Document to which it is a party and the consummation of the transactions therein contemplated, (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in, to the best of my knowledge, the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, defaults, liens, charges or encumbrances that would not result in a Material Adverse Change or affect the legal authority of the Company, Boney, RMS and Food Lion to perform its obligations under each Transaction Document to which it is a party, (b) will not result in any violation of the provisions of the organizational documents of the Company, Boney, RMS or Food Lion or (c) to the best of my knowledge, will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, other than such violations that would not result in a Material Adverse Change or affect the legal authority of the Company, Boney, RMS or Food Lion to perform its obligations under each Transaction Document to which it is a party.

Exhibit-5

7. No consent, approval, authorization, order, registration, filing or qualification of or with any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company, Boney, RMS or Food Lion (each, a “Filing”) is required under the laws of the State of North Carolina for the performance by each of the Company, Boney, RMS and Food Lion of its obligations under each Transaction Document to which it is a party, except for (a) such Filings as have been obtained or made (but I express no opinion as to any Filing that may be required under state securities or blue sky laws or by the FINRA), (b) Filings necessary in connection with the exercise of remedies under the Transaction Documents, and (c) Filings for which the failure to obtain would not result in a Material Adverse Change or affect the legal authority of the Company, Boney, RMS or Food Lion to perform its obligations under each Transaction Document to which it is a party.

To my knowledge, except as disclosed in the Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Company, Boney, RMS or Food Lion (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, or (ii) which action, suit, proceeding, inquiry or investigation seeks either to enjoin the transactions contemplated by the Underwriting Agreement.

Exhibit-6

EXHIBIT D

Form of Opinion of General Counsel of Hannaford Bros. Co.

1. Each of the Company, Hannbro, Shop ‘n Save, HPC, HLC and Victory is validly existing as a corporation in good standing under the Laws of the jurisdiction of its incorporation. Each of the Company, Hannbro, Shop ‘n Save, HPC, HLC and Victory has corporate power to enter into and perform the Cross-Guarantee Agreement.

2. The execution and delivery of the Cross-Guarantee Agreement by each of the Company, Hannbro, Shop ‘n Save, HPC, HLC and Victory and the performance by each such entity of its obligations thereunder (i) have been duly authorized by all necessary corporate action on the part of each such entity; and (ii) do not and will not result in any violation of applicable Included Laws (as defined below) and any such entity’s articles of incorporation or bylaws. The Cross-Guarantee Agreement has been duly and validly executed and delivered by each of the Company, Hannbro, Shop ‘n Save, HPC, HLC and Victory.

Exhibit-7

EXHIBIT E

Form of Opinion of Pierson Wadhams Quinn Yates & Coffrin

1. The Company is validly existing as a corporation in good standing under the Laws of the State of Vermont. The Company has corporate power to make the Guarantees and to enter into and perform the Cross Guarantee Agreement.

2. The execution and delivery of the Cross-Guarantee Agreement by the Company and the performance by the Company of its obligations thereunder (i) have been duly and validly authorized by all necessary corporate action of the Company; and (ii) do not and will not result in any violation of applicable Included Laws (as defined below) or the Company’s articles of incorporation or bylaws. The Cross Guarantee Agreement has been duly and validly executed and delivered by the Company.

Exhibit-8

EXHIBIT F

Form of Opinion of Freshfields Bruckhaus Deringer LLP

1. the Company is validly existing as a limited liability company (société anonyme/naamloze vennootschap) under the laws of Belgium;

2. the Company has the corporate power to enter into and perform its obligations under the Agreements and to issue and deliver the Notes and perform its obligations thereunder;

3. the Company has taken all necessary corporate action to authorise the execution, delivery and performance of the Agreements and the issue, delivery and performance of the Notes;

4. the Agreements have been duly executed on behalf of the Company by a duly authorised representative;

5. the choice of the laws of the State of New York to govern the Agreements (other than the Clearing Agreement) and the Notes is valid, and a Belgian court would uphold such choice of law in a legal proceeding to enforce such Agreements or the Notes;

6. the consent to the jurisdiction of the courts of New York as provided for in the Agreements (other than the Clearing Agreement) and the Notes is valid, and a judgment rendered against the Company by any court of New York in respect of the Agreements (other than the Clearing Agreement) or the Notes would be recognised and enforced by Belgian courts;

7. the execution, delivery and performance of the Agreements and the Notes by the Company do not violate the laws of Belgium nor the Articles;

8. the obligations of the Company under the Clearing Agreement constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms;

9. neither the execution, delivery and performance of the Agreements by the Company nor the issue, delivery and performance of the Notes requires the consent, approval or authorisation of any Belgian governmental authority other than the consents, approvals or authorisation (if any) which have already been obtained or given;

10. there is no requirement for any registration, filing or notice to any Belgian governmental or regulatory authority to be made in Belgium in relation to the issue and offering of the Notes or the performance by the Company of its obligations under the Agreements or the Notes; and

11. the description of the Belgian tax considerations in respect of the Notes as provided in the sub-section “Material Belgian Tax Consideration” of the section “Tax Considerations” of the Base Prospectus correctly reflects in all material respects the principal tax consequences in respect of the Notes under Belgian law.

Exhibit-9

EXHIBIT F

DELHAIZE GROUP SA/NV

5-yr Pricing Term Sheet

January 27, 2009

Issuer:	Delhaize Group SA/NV

Size:	$300,000,000

Maturity:	February 1, 2014

Coupon (Interest Rate):	5.875%

Yield to Maturity:	5.953%

Denominations:	$2,000 and any integral multiple of $1,000 in excess of $2,000

Spread to Benchmark Treasury:	+437.5 basis points

Benchmark Treasury:	1.50% due December 31, 2013

Benchmark Treasury Price and Yield:	99-20 1/4 ; 1.578%

Interest Payment Dates:	Paid August 1st and February 1st, commencing August 1, 2009

Redemption Provision:	Make-whole call at the Treasury Rate plus 50 basis points

Price to Public:	99.667%

Settlement Date:	February 2, 2009 (T+4)

Ratings:	Baa3 by Moody’s Investor Service, Inc. and BBB- by Standard & Poor’s Ratings Services

CUSIP:	24668P AC1

ISIN:	US24668PAC14

Joint Bookrunners:	Banc of America Securities LLC J.P.Morgan Securities Inc

Senior Co-Managers	BNP Paribas Securities Corp. Fortis Securities LLC ING Financial Markets LLC Wachovia Capital Markets, LLC

Co-Managers	BNY Mellon Capital Markets, LLC BB&T Capital Markets, a division of Scott & Stringfellow, Inc. Mitsubishi UFJ Securities International plc Calyon Securities (USA) Inc.

Exhibit-10

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

We expect that delivery of the notes will be made to investors on or about February 2, 2009 which will be the 4th business day following the date of this term sheet (such settlement being referred to as “T+4”).

Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days (such settlement being referred to as “T+3”), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting the SEC’s IDEA (Interactive Data Electronic Applications) (formerly known as EDGAR) on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free 1-800-294-1322 or you may e-mail a request to dg.prospectus_distribution@bofasecurities.com or J.P. Morgan Securities Inc. collect at 1-212-834-4533.

Exhibit-11